EXHIBIT 2.3

FILED SEPTEMBER 10, 2013

CERTIFICATE OF MERGER

OF

AUTHENTIC TEAS, INC.

(a Nevada corporation)

WITH AND INTO

MOJO DATA SOLUTIONS, INC.

(a Puerto Rico corporation)

The undersigned corporation, organized and existing under and by virtue of the General Corporations Act of the Commonwealth of Puerto Rico (the “PRGCA”), does hereby certify:

FIRST: The names and jurisdiction of incorporation of each of the constituent corporations of the merger are as follows:

NAME:	JURISDICTION OF INCORPORATION:
Authentic Teas, Inc.	Nevada
(“AUTT”)

MOJO Data Solutions, Inc. (“MOJO”)	Puerto Rico

SECOND: The Agreement and Plan of Merger, dated August 27, 2013 (the Agreement of Merger”) was approved, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Articles 10.02 of the PRGCA and has been duly adopted by a majority of the stockholders of the constituent corporations in accordance with Articles 7.17 and 10.02 of the PRGCA, and in the case of AUTT, also in accordance with the applicable provisions of the Nevada Revised Statutes.

THIRD: Pursuant to the Agreement of Merger, AUTT shall merge with and into MOJO and MOJO shall be the surviving corporation and shall retain its name as of the effective date of the merger.

FOURTH: The Certificate of Incorporation of MOJO shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: A copy of the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, which is located at 2105 Plantation Village, Dorado, Puerto Rico 06646.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

SEVENTH: The merger will become effective at 7:00 PM, Eastern Standard Time on September 13, 2013.

EIGHTH: The authorized capital stock of AUTT immediately prior to the merger consisted of 100,000,000 shares of Common Stock, $0.0001 par value, and 100,000,000 shares of Preferred Stock, $0.001 par value.

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[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Certificate of Merger to be executed by its President and Secretary, this 27th day of August 2013.

AUTHENTIC TEAS, INC.

By: /s/ JOSEPH SPITERI

Name: Joseph Spiteri

Title: Chief Executive Officer, President,

Secretary and Treasurer

MOJO DATA SOLUTIONS, INC.

By: /s/ JOSEPH SPITERI

Name: Joseph Spiteri

Title: Chief Executive Officer, President,

Secretary and Treasurer